Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT



Orion Capital Corporation
Farmington, Connecticut


We consent to the incorporation by reference in Registration Statements No. 2-80636 and No. 333-58941 on Form S-8 relating to the Orion Capital Corporation 1982 Long-Term Performance Incentive Plan, No. 333-58905 on Form S-8 relating to Orion Capital Corporation Equity Incentive Plan, No. 2-63344 and No. 333-58889 on Form S-8 relating to the Orion Capital 401(K) and Profit Sharing Plan, No. 33-59847 and No. 333-58939 on Form S-8 relating to the Orion Capital Corporation 1994 Stock Option Plan for Non- Employee Directors, No. 333-44901 on Form S-8 relating to the Wm. H. McGee & Co., Inc. 401(K) and Profit Sharing Plan, No. 333-55671 on Form S-8 relating to Orion Capital Corporation Employees' Stock Purchase Plan, and No.333-62951 on Form S-8 relating to Retirement Savings Plan for Employees of Guaranty National Insurance Company, of our report dated February 22, 1999 (except for Note 20, as to which the date is March 11, 1999), appearing in this annual report on Form 10-K of Orion Capital
Corporation for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP



Hartford, Connecticut
March 29, 1999


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